Exhibit 16.1

December 3, 2020

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Re: Eros STX Global Corporation

File No. 000-23697

Ladies and Gentlemen:

We have read Form 6-K of Eros STX Global Corporation (formerly known as Eros International Plc) dated December 3, 2020 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton Bharat LLP

Mumbai, India